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                                                                     EXHIBIT 5.1

                                STOEL RIVES LLP
                  ------------------------------------------
                               A T T O R N E Y S

                           STANDARD INSURANCE CENTER
                        900 SW FIFTH AVENUE, SUITE 2600
                          PORTLAND, OREGON 97204-1268
                   Phone (503) 224-3380  Fax (503) 220-2480
                              TDD (503) 221-1045

                            Internet: www.stoel.com



                                 May 10, 2001


Pope & Talbot, Inc.
1500 S.W. First Avenue, Suite 200
Portland, OR  97204

     Re: Pope & Talbot, Inc. Registration Statement on Form S-8 of 500,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Pope & Talbot, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 500,000 shares of common stock for issuance under the Employee Stock Option Plan (the "Option Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Option Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the shares of the Company's common stock issuable under such plan.


                                                             Very truly yours,

                                                             /s/ STOEL RIVES LLP

                                                             STOEL RIVES LLP